SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 2, 2008

THE ARISTOTLE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-14669	06-1165854
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

06902

(ZIP CODE)

(203) 358-8000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 2 Pages

Page 2 of 2 Pages

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2008, The Aristotle Corporation issued a press release announcing financial results for the quarter ended March 31, 2008.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

Exhibit 99.1 - Press release of The Aristotle Corporation, dated May 2, 2008.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION
(Registrant)

By: /s/ H. William Smith

Name: H. William Smith
Title: Vice President, General Counsel
and Secretary

Date: May 2, 2008

EXHIBITS

Exhibit 99.1 Press release issued May 2, 2008.

Exhibit 99.1

For Immediate Release

News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: (203) 358-8000 or (920) 563-2446

Fax: (203) 358-0179 or (920) 563-0234

wsmith@ihc-geneve.com

int@enasco.com

The Aristotle Corporation Announces

2008 First Quarter Results

Stamford, CT, May 2, 2008 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced today its results of operations for the quarter ended March 31, 2008.

First Quarter 2008 Results

For the quarter ended March 31, 2008, net earnings applicable to common stockholders increased 20.5% to $2.8 million, or $.16 per diluted common share, compared to $2.4 million, or $.13 per diluted common share, for the quarter ended March 31, 2007 (weighted average common shares outstanding were 18.0 million for the first quarter of 2008 versus 17.5 million for the same period in 2007).  Earnings before income taxes increased 8.9% to $8.0 million for the current quarter from $7.4 million for last year’s quarter.  The results of operations for the quarter ended March 31, 2008 were generated from net sales of $50.4 million, which increased 4.6% compared to $48.2 million in net sales for the quarter ended March 31, 2007.

Steven B. Lapin, Aristotle’s President and Chief Operating Officer, stated, “I am pleased to report the solid sales and earnings performance for the first quarter of 2008.  The educational segment revenues increased 4.8% compared to the same quarter last year, and the commercial segment experienced a 3.3% increase; this balanced growth confirms the Company’s approach to market the right product with the right value to its customer base.  At the same time, effective management efficiencies held the increase in selling and administrative expenses to less than 2%.”

Dean T. Johnson, Aristotle’s Chief Financial Officer, commented, “Working capital was $86.2 million at March 31, 2008, compared to $70.3 million at March 31, 2007.  Inventory levels related to strategic purchasing activities accounted for $4.5 million of the change in working capital.  Substantially all of the remaining increase in working capital was attributed to the aggregate increase in marketable securities and other liquid investments to $27.1 million at March 31, 2008 from $15.0 at the same date last year.  The Company maintains a strong and liquid financial position; stated stockholders’ equity increased $20.9 million to $118.0 million at March 31, 2008 from $97.1 million at March 31, 2007, while long-term debt increased by only $1.0 million period-to-period.

.

About Aristotle

The Aristotle Corporation, founded in 1986, and headquartered in Stamford, CT, is a leading manufacturer and global distributor of educational, health, medical technology and agricultural products.  A selection of over 80,000 items is offered, primarily through more than 45 separate catalogs carrying the brand of Nasco (founded in 1941), as well as those bearing the brands of Life/Form®, Whirl-Pak®, Simulaids, Triarco, Spectrum Educational Supplies, Hubbard Scientific, Scott Resources, Haan Crafts, To-Sew, CPR Prompt®, Ginsberg Scientific, and Summit Learning.  Products include educational materials and supplies for substantially all K-12 curricula, molded plastics, biological materials, medical simulators, health care products and items for the agricultural, senior care and food industries.  Aristotle has approximately 900 full-time employees at its operations in Fort Atkinson, WI, Modesto, CA, Fort Collins, CO, Plymouth, MN, Saugerties, NY, Chippewa Falls, WI, Otterbein, IN and Newmarket, Ontario, Canada.

There are 17.9 million shares outstanding of Aristotle common stock (NASDAQ: ARTL) and 1.1 million shares outstanding of Series I preferred stock (NASDAQ: ARTLP); there are also 11.0 million privately-held shares outstanding of Series J preferred stock.  Aristotle has about 4,000 stockholders of record.

Further information about Aristotle can be obtained on its website: aristotlecorp.net.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

To the extent that any of the statements contained in this release are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected or suggested in such forward-looking statements.  Aristotle cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: (i) the ability of Aristotle to obtain financing and additional capital to fund its business strategy on acceptable terms, if at all; (ii) the ability of Aristotle on a timely basis to find, prudently negotiate and consummate additional acquisitions; (iii) the ability of Aristotle to manage any to-be acquired businesses; (iv) there is not an active trading market for the Company’s securities, and the stock prices thereof are highly volatile, due in part to the relatively small percentage of the Company’s securities which is not held by the Company’s majority stockholder and members of the Company’s Board of Directors and management; (v) the ability of Aristotle to retain its Federal net operating tax loss carryforward position and other deferred tax positions; and (vi) other factors identified in Item 1A, Risk Factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  As a result, Aristotle’s future development efforts involve a high degree of risk.  For further information, please see Aristotle’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-K/A, 10-Q and 8-K.

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2008	2007

Net sales	$50,432	48,224
Cost of sales	30,536	29,261
Gross profit	19,896	18,963

Selling and administrative expense	11,826	11,627
Earnings from operations	8,070	7,336

Other income (expense):
Interest expense	(288)	(326)
Other, net	232	351
	(56)	25
Earnings before income taxes	8,014	7,361

Income taxes:
Current	2,328	1,523
Deferred	687	1,319
	3,015	2,842
Net earnings	4,999	4,519

Preferred dividends	2,156	2,159
Net earnings applicable to common stockholders	$2,843	2,360

Earnings per common share:
Basic	$.16	.14
Diluted	$.16	.13

Weighted average common shares outstanding:
Basic	17,961,040	17,266,573
Diluted	17,973,632	17,536,665

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

Assets	March 31, 2008	December 31, 2007	March 31, 2007
	(unaudited)		(unaudited)
Current assets:
Cash and cash equivalents	$4,514	5,604	2,013
Marketable securities	3,305	3,335	-
Investments	19,277	18,150	14,958
Accounts receivable, net	20,481	15,631	19,557
Inventories	44,156	42,297	39,609
Prepaid expenses and other	7,601	9,611	6,581
Deferred income taxes	1,910	2,484	2,774
Total current assets	101,244	97,112	85,492

Property, plant and equipment, net	28,193	27,476	26,357

Goodwill	14,338	14,476	13,890
Deferred income taxes	5,646	5,646	8,188
Investments	4,319	4,279	-
Other assets	518	446	311
Total assets	$154,258	149,435	134,238

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	$302	305	288
Trade accounts payable	8,632	10,500	8,495
Accrued expenses	6,100	6,765	6,434
Accrued dividends payable	-	2,156	-
Total current liabilities	15,034	19,726	15,217

Long-term debt, less current installments	16,083	8,655	14,913
Long-term pension obligations	2,704	2,944	4,653
Other long-term accruals	2,439	2,429	2,397

Stockholders' equity:
Preferred stock, Series I	6,489	6,489	6,601
Preferred stock, Series J	65,760	65,760	65,760
Common stock	180	179	173
Additional paid-in capital	7,674	7,580	3,294
Retained earnings	37,807	34,964	22,417
Accumulated other comprehensive loss	88	709	(1,187)
Total stockholders' equity	117,998	115,681	97,058
Total liabilities and stockholders' equity	$154,258	149,435	134,238